Exhibit 10.5
Amendment to Employment Agreement
This Amendment to Employment Agreement (this “Amendment”) is made on July 30, 2020 by and between Scientific Games Corporation, a Nevada corporation, (the “Company”) and James Sottile (“Executive”).
WHEREAS, the Company and Executive entered into an Employment Agreement dated as of September 4, 2018, which was then amended on March 24, 2020 and June 30, 2020 (as amended, the “Agreement”); and
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Increase in Base Salary. The Agreement is hereby amended by adding the following sentence to the end of Section 3(a):
“Effective as of August 1, 2020, Executive’s base salary is increased to seven hundred thousand U.S. dollars ($700,000) per annum.”
2.    Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment. Any defined terms used in this Amendment and not defined herein shall have the meaning as set forth in the Agreement.
3.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of July 30, 2020.
SCIENTIFIC GAMES CORPORATION

By: /s/ Barry Cottle
Name:    Barry Cottle
Title:    President and Chief Executive Officer

/s/ James Sottile
James Sottile
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